EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-143746 on Form S-8 of Ruddick Corporation of our report dated June 23, 2008, appearing in this Annual Report on Form 11-K of the Ruddick Retirement and Savings Plan for the year ended December 31, 2007.

/s/ DIXON HUGHES PLLC
Charlotte, North Carolina
June 23, 2008